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For Immediate Release

               MGP Ingredients, Inc. Schedules First Quarter 2003
                     Financial Release Date, Conference Call


     ATCHISON, Kan., November 8, 2002 - MGP Ingredients, Inc. will report its fiscal 2003 first quarter financial results prior to the opening of the market on Tuesday, November 12, to be followed by an investor conference call at 9 a.m. central time that day. Participating in the conference call will be Ladd Seaberg, President and Chief Executive Officer; Steve Pickman, Vice President of Corporate Relations; Brian Cahill, Vice President and Chief Financial Officer; and Mike Trautschold, Executive Vice President of Marketing and Sales. They will review the company's first quarter results and certain forward-looking information.

     Interested persons may listen to the conference call via telephone by dialing (888) 417-2310 before 8:55 a.m., or access it on the Internet at www.mgpingredients.com.

     Additionally, Seaberg and Trautschold will deliver a presentation at an institutional investor conference arranged by The Wall Street Analyst Forum on November 13 at which forward-looking information maybe given. The presentation will be carried by a simultaneous webcast beginning at approximately 11:30 a.m. central time. The webcast may be accessed at www.mgpingredients.com.

     In business for more than half a century, MGP Ingredients, Inc. is a recognized pioneer in the development and production of natural grain-based products. The company has facilities in Atchison, Kan., Pekin, Ill., and Kansas City, Kan. that utilize the latest technologies to assure high quality products and to maintain efficient production and service capabilities.

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